                                                     EXHIBIT (10)

                           STROOCK & STROOCK & LAVAN
                              Seven Hanover Square
                         New York, New York  10004-2696



February 27, 1995


The Bear Stearns Funds
245 Park Avenue
New York, New York 10167

Gentlemen:

We have acted as counsel to The Bear Stearns Funds (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-84842 (the "Registration Statement"), covering shares of beneficial interest (the "Shares") of the Fund.

We have examined copies of the Agreement and Declaration of Trust and By-Laws of the Fund, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the Commonwealth of Massachusetts, we have relied on the opinion of Messrs. Ropes & Gray, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that the Fund is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold and the authorized consideration therefor is received by the Fund, they will be validly issued, fully paid and nonassessable by the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN

                                  ROPES & GRAY
                            One International Place
                       Boston, Massachusetts  02110-2624


                                 February 27, 1995


Stroock & Stroock & Lavan
Seven Hanover Square
New York, NY  10004-2594

Gentlemen:

   We are furnishing this opinion in connection with the proposed offer and sale from time to time by S&P STARS Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, Total Return Bond Portfolio and The Insiders Portfolio (each a "Series") of The Bear Stearns Funds (the "Trust") of an indefinite number of shares of beneficial interest, par value $.001 per share (the "Shares"), of each of such Series pursuant to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended.

   We are familiar with the action taken by the Trustees of the Trust to authorized the issuance of the Shares. We have examined the Trust's records of Trustee action, its By-Laws and its Agreement and Declaration of Trust, as amended to date. We have examined such other documents as we deem necessary for the purposes of this opinion.

   We assume that, upon sale of the Shares, the Trust will receive the net asset value thereof, which amount shall be at least equal to the par value thereof.

   Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

   The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust or any Series. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust or any Series and requires that notice of such disclaimer be given in every note, bond, contract or other undertaking issued by or on behalf of the Trust. The Agreement and Declaration of Trust provides for indemnification out of any Series property for all loss and expense of any shareholder held personally liable for the obligations of any Series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or any Series itself would be unable to meet its obligations.

   We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                 Very truly yours,

                                 /s/ Ropes & Gray

                                 Ropes & Gray

                           STROOCK & STROOCK & LAVAN
                              Seven Hanover Square
                         New York, New York  10004-2696


May 8, 1995


The Bear Stearns Funds
245 Park Avenue
New York, New York 10167

Gentlemen:

We have acted as counsel to The Insiders Select Portfolio (the "Series") of The Bear Stearns Funds (the "Trust") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-84842 (the "Registration Statement"), covering shares of beneficial interest (the "Shares") of the Series.

We have examined copies of the Agreement and Declaration of Trust and By-Laws of the Trust, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the Commonwealth of Massachusetts, we have relied on the opinion of Messrs. Ropes & Gray, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Series or any distributor or dealer in connection with the registration and qualification of the Series or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN

                                  ROPES & GRAY
                            One International Place
                       Boston, Massachusetts  02110-2624



                                  May 8, 1995



Stroock & Stroock & Lavan
Seven Hanover Square
New York, NY  10004-2594

Gentlemen:

   We are furnishing this opinion in connection with the proposed offer and sale from time to time by The Insiders Select Portfolio (the "Series") of The Bear Stearns Funds (the "Trust") of an indefinite number of shares of beneficial interest, par value $.001 per share (the "Shares"), of the Series pursuant to the Trust's Registration Statement on Form N-1A (No. 33-84842) under the Securities Act of 1933, as amended.

   We are familiar with the action taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust's records of Trustee action, its By-Laws and its Agreement and Declaration of Trust, as amended to date. We have examined such other documents as we deem necessary for the purpose of this opinion.

   We have assumed that, upon sale of the Shares, the Trust will receive the net asset value thereof, which amount shall be at least equal to the par value thereof.

   Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

   The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust or a series of the Trust. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust or any series and requires that notice of such disclaimer be given in every note, bond, contract or other undertaking issued by or on behalf of the Trust. The Agreement and Declaration of Trust provides for indemnification out of property of the Series for all loss and expense of any shareholder held personally liable for the obligations of the Series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or the Series itself would be unable to meet its obligations.

   We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                 Very truly yours,

                                 /s/ Ropes & Gray

                                 Ropes & Gray

                           STROOCK & STROOCK & LAVAN
                              Seven Hanover Square
                         New York, New York  10004-2696



June 8, 1995


The Bear Stearns Funds
245 Park Avenue
New York, New York  10167

Gentlemen:

We have acted as counsel to The Bear Stearns Funds (the "Trust") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-84842 (the "Registration Statement"), covering Class Y shares of beneficial interest of each of its Series (the "Shares").

We have examined copies of the Agreement and Declaration of Trust and By-Laws of the Trust, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the Commonwealth of Massachusetts, we have relied on the opinion of Messrs. Ropes & Gray, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration and qualification of the Trust or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN

                                  ROPES & GRAY
                            One International Place
                       Boston, Massachusetts  02110-2624


                                    June 8, 1995

Stroock & Stroock & Lavan
Seven Hanover Square
New York, NY  10004-2594

Gentlemen:

   We are furnishing this opinion in connection with the proposed offer and sale from time to time by each of the Large Cap Value Portfolio, Small Cap Value Portfolio, S&P Stars Portfolio, Total Return Bond Portfolio and The Insiders Select Portfolio of The Bear Stearns Funds (the "Trust") of an indefinite number of Class Y shares of beneficial interest, par value $.001 per share (the "Shares"), pursuant to the Trust's Registration Statement on Form N-1A (No. 33-84842) under the Securities Act of 1933, as amended.

   We are familiar with the action taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust's records of Trustee action, its By-laws and its Agreement and Declaration of Trust, as amended to date. We have examined such other documents as we deem necessary for the purposes of this opinion.

   We assume that, upon sale of the Shares, the Trust will receive the net asset value thereof, which amount shall be at least equal to the par value thereof.

   Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

   The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust or any series of the Trust (a "Series"). However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust or any Series and requires that notice of such disclaimer be given in every note, bond, contract or other undertaking issued by or on behalf of the Trust. The Agreement and Declaration of Trust provides for indemnification out of property of the Trust or a particular Series for all loss and expenses of any shareholder held personally liable for the obligations of the Trust or that particular Series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or the Particular Series itself would be unable to meet its obligations.

   We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.


                                 Very truly yours,

                                 /s/ Ropes & Gray

                                 Ropes & Gray